Exhibit 10.3.2

EXECUTION COPY

THIRD AMENDMENT

THIRD AMENDMENT, dated as of April 18, 2003 (this “Amendment”), to the Credit Agreement, dated as of November 8, 2001 (as amended from time to time, the “Credit Agreement”), among Paperweight Development Corp., a Wisconsin corporation (“Holdings”), Appleton Papers Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the “Syndication Agent”), U.S. Bank, N.A. and LaSalle Bank National Association, each as documentation agent (in such capacity, the “Documentation Agents”), M&I Marshall & Ilsley Bank, as managing agent (in such capacity, the “Managing Agent”), Associated Bank, N.A., as co-agent (in such capacity, the “Co-Agent”), and Toronto Dominion (Texas), Inc., as administrative agent (in such capacity, the “Administrative Agent”; together with the Syndication Agent, the Documentation Agents, the Managing Agent, and the Co-Agent, the “Agents”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, Holdings and the Borrower have requested certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Lenders are willing to agree to such amendments but only on the terms and conditions contained in this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments to Section 1.1 (Definitions). (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Excess Cash Flow” therein in its entirety and substituting in lieu thereof the following new definition:

“Excess Cash Flow”: for any fiscal year of Holdings, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred to finance such expenditures (but including repayments of any such Indebtedness incurring during such period or any prior period) and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the aggregate principal amount of the Borrower’s 12.50% Senior Subordinated Notes due 2008 repurchased during such fiscal year in accordance with Section 8.9(a), (vi) increases in Consolidated Working Capital for such fiscal year, (vii) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and (viii) the excess (if any) of (A) ESOP Related Distributions during such fiscal year, over (B) Available ESOP Contributions for such fiscal year.

(b) Section 1.1 of the Credit Agreement is hereby amended by inserting the following at the end of the parenthetical in clause (f) in the definition of Consolidated EBITDA:

“, but including the non-cash charge of $21,017,000 for the fiscal quarter ending December 31, 2002 in respect of the Borrower’s estimated liability in respect of environmental claims related to the Lower Fox River, provided, however, that cash payments made in any future period in respect of such non-cash charge (as with any other non-cash charge, expense or loss added to Consolidated Net Income pursuant to this clause (f)) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made,”

(c) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Augmenting Lender”: as defined in Section 3.1(c).

“Increasing Lender”: as defined in Section 3.1(c).

“Permitted Acquisition”: as to any Person, any acquisition of property or series of related acquisitions of property by such Person that (a) constitutes all or substantially all of a business unit of any other Person or constitutes all of the Capital Stock of any other Person, and (b) is permitted by and consummated in compliance with the requirements of Section 8.8(m).

SECTION 3. Amendment to Section 3.1 (Revolving Commitments). Section 3.1 of the Credit Agreement is hereby amended by inserting the following new paragraph at the end thereof:

“(c) The Borrower may from time to time elect to increase the Revolving Commitments; provided that (i) the Revolving Commitments may not be increased by more than $25,000,000 pursuant to this paragraph and (ii) each increase effected pursuant to this paragraph shall be in a minimum amount of not less than $5,000,000. The Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, an “Increasing Lender”), or by one or more banks, financial institutions or other entities (each such bank, financial institution or other entity, an “Augmenting Lender”), that agree to increase their existing Revolving Commitments or to extend Revolving Commitments, as the case may be, provided that (i) each Augmenting Lender, shall be subject to the approval of the Borrower and the Administrative Agent and the Syndication Agent and (ii) the Borrower and each applicable Increasing Lender or Augmenting Lender shall execute all such documentation as the Administrative Agent and the Syndication Agent shall reasonably specify to evidence its Revolving Commitment and its status as a Revolving Lender. Increases and new Commitments created pursuant to this clause shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Lenders and the Administrative Agent shall notify each affected Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraphs (a) and (b) of Section 6.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Closing Date under paragraph (j) of Section 6.1 and clauses (ii) and (iii) of paragraph and (k) of Section 6.1 as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase and related matters and such other documents that the Administrative Agent shall reasonably request in connection therewith (which may include amendments to the Security Documents necessary or advisable in the judgment of the Administrative Agent in connection with such increase). On the effective date of any increase in the Revolving Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant

Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Lenders, each Revolving Lender’s portion of the outstanding Revolving Loans of all the Revolving Lenders to equal its Revolving Percentage of such outstanding Revolving Loans and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower in accordance with the requirements of Section 3.2). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Eurodollar Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 4.11 if the deemed payment occurs other than on the last day of the related Interest Periods.”

SECTION 4. Amendments to Section 8.4 (Fundamental Changes). Section 8.4 of the Credit Agreement is hereby amended by (a) deleting the word “and” following paragraph (b) thereof, (b) deleting the period at the end of paragraph (c) thereof and inserting in lieu thereof a semicolon and the word “and” and (c) inserting the following new paragraph at the end thereof:

“(d) the Borrower or any Domestic Subsidiary may merge with any other Person to effect a Permitted Acquisition, provided that the Borrower or a Domestic Subsidiary is the surviving entity of such merger.”

SECTION 5. Amendments to Section 8.8 (Investments). Section 8.8 of the Credit Agreement is hereby amended by (a) deleting the word “and” following paragraph (k) thereof, (b) deleting the period at the end of paragraph (1) thereof and inserting in lieu thereof a semicolon and the word “and” and (c) inserting the following new paragraph at the end thereof:

“(m) the Borrower and any Domestic Subsidiary may make Permitted Acquisitions; provided that (i) any acquisition of Capital Stock results in the issuer thereof becoming a Subsidiary, (ii) any Subsidiary created or acquired in connection therewith shall become a Subsidiary Guarantor and the requirements of Section 7.10 shall be satisfied prior to or concurrently with (except to the extent otherwise permitted therein) the consummation of such Permitted Acquisition, (iii) no Permitted Acquisition shall be consummated unless, after giving effect to such Permitted Acquisition, the Borrower and its Subsidiaries would be in pro forma compliance with the covenants set forth in Section 8.1 as if such Permitted Acquisition had occurred (and the related Indebtedness incurred or assumed in connection therewith had been incurred) on the first day of the most recent four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 7.1 (as demonstrated by delivery to the Administrative Agent of a certificate of a Responsible Officer to such effect showing such calculation in reasonable detail prior to or concurrently with consummation of such Permitted Acquisition), (iv) no Default or Event of Default shall have occurred and be continuing before and after giving effect to such Permitted Acquisition, (v) each such Permitted Acquisition shall be made on a consensual (meaning, in the case of a Person to be acquired, approved by the majority in interest of the board of directors or analogous governing body of such Person) basis between the Borrower or any Domestic Subsidiaries party to such transaction, as applicable, on the one hand, and the Person or Persons being so acquired or the seller or sellers of such assets or such business, on the other hand, (vi) the purchase price (including any assumed Indebtedness) for all such Permitted Acquisitions shall not exceed $150,000,000 in the aggregate or $60,000,000 in anyone or a series of related transactions, and (vii) the business unit or Person that is the subject of such Permitted Acquisition shall be in the same or a similar line of business as the Borrower and its Subsidiaries or in a business that is related or complementary to the business of the Borrower and its Subsidiaries and (viii) substantially all of the assets acquired in such Permitted Acquisition shall be located in the North America or Western Europe.”

SECTION 6. Amendment to Section 8.9 (Optional Payments). Section 8.9 of the Credit Agreement is hereby amended by deleting clause (B) in paragraph (a) thereof in its entirety and substituting in lieu thereof the following new clause:

“(B) the repurchase of up to $100,000,000 in aggregate principal amount of its 12.50% Senior Subordinated Notes due 2008; provided that before and after giving effect to such repurchase, no Default or Event of Default shall have occurred or be continuing.”

SECTION 7. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “Third Amendment Effective Date”) on which the Administrative Agent shall have received:

(a) this Amendment, executed and delivered by a duly authorized officer of each of (i) the Borrower and (ii) the Required Lenders;

(b) satisfactory evidence that all fees and other amounts due and payable to any Agent on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document; and

(c) an amendment fee, for the account of the Lenders that have delivered an executed signature page to this Amendment to the Syndication Agent no later than 5:00 p.m. New York time, on April 16, 2003, in an amount equal to 0.10% of the aggregate amount (without duplication) of the Commitments in effect and Loans outstanding of such Lenders immediately prior to giving effect to this Amendment.

SECTION 8. Representations and Warranties. The Borrower represents and warrants to the Agents and the Lenders that as of the Third Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Third Amendment Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

SECTION 9. Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect in accordance with its terms.

SECTION 10. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

APPLETON PAPERS INC.

By:	/S/ DALE E. PARKER
	Name:	Dale E. Parker
	Title:	Vice President Finance and Chief Financial Officer

PAPERWEIGHT DEVELOPMENT CORP.

By:	/S/ DALE E. PARKER
	Name:	Dale E. Parker
	Title:	Chief Financial Officer

BEAR STEARNS CORPORATE LENDING INC.

By:	/S/ VICTOR BULZACCHELLI
	Name:	Victor Bulzacchelli
	Title:	Authorized Signatory

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